                                                                  EXHIBIT 4.4.2


================================================================================


                                    INDENTURE

                                     Between

                                  CD RADIO INC.

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                     Trustee





                              --------------------


                          $200,000,000 principal amount

                             14 1/2% Senior Secured
                                      Notes
                                    due 2009


                            Dated as of May 15, 1999


================================================================================

               [RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
                              OF 1939 AND INDENTURE

   TRUST INDENTURE
    ACT SECTION                                         INDENTURE SECTION
'SS' 310(a)(1)         ..................................6.07
        (a)(2)         ..................................6.07
        (b)            ..................................6.07, 6.08
'SS' 312(c)            ..................................7.01
'SS' 314(a)            ..................................7.03
        (a)(4)         ..................................10.08(a)
        (c)(1)         ..................................1.02
        (c)(2)         ..................................1.02
        (e)            ..................................1.02
'SS' 315(b)            ..................................6.01
'SS' 316(a)(last
            sentence)  ..................................1.01 ("Outstanding")
        (a)(1)(A)      ..................................5.02, 5.12
        (a)(1)(B)      ..................................5.13
        (b)            ..................................5.08
        (c)            ..................................1.04(d)
'SS' 317(a)(1)         ..................................5.03
        (a)(2)         ..................................5.04
        (b)            ..................................10.03
'SS' 318(a)            ..................................1.11

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
                                    ARTICLE I

                        Definitions and Other Provisions
                             of General Application
SECTION 1.01.     Definitions.......................................................2
SECTION 1.02.     Compliance Certificates and Opinions.............................35
SECTION 1.03.     Form of Documents Delivered to Trustee...........................36
SECTION 1.04.     Acts of Holders..................................................36
SECTION 1.05.     Notices, Etc., to Trustee and Company............................38
SECTION 1.06.     Notice to Holders; Waiver........................................38
SECTION 1.07.     Effect of Headings and Table of Contents.........................39
SECTION 1.08.     Successors and Assigns...........................................39
SECTION 1.09.     Separability Clause..............................................39
SECTION 1.10.     Benefits of Indenture............................................39
SECTION 1.11.     Governing Law....................................................39
SECTION 1.12.     Legal Holidays...................................................40

                                   ARTICLE II

                                   Note Forms

SECTION 2.01.     Form of Note and Trustee's Certificate of Authentication.........40

                                   ARTICLE III

                                    The Notes

SECTION 3.01.     Title and Terms..................................................41
SECTION 3.02.     Denominations....................................................41
SECTION 3.03.     Execution, Authentication, Delivery and Dating...................41
SECTION 3.04.     Temporary Notes..................................................43
SECTION 3.05.     Registration, Registration of Transfer and Exchange..............43
SECTION 3.06.     Mutilated, Destroyed, Lost and Stolen Notes......................45
SECTION 3.07.     Payment of Interest; Interest Rights Preserved...................45
SECTION 3.08.     Persons Deemed Owners............................................47
SECTION 3.09.     Cancelation......................................................47
SECTION 3.10.     Computation of Interest..........................................48
SECTION 3.11.     CUSIP Number.....................................................48

                                   ARTICLE IV

                           Satisfaction and Discharge

SECTION 4.01.     ................................................................48
SECTION 4.02.     Application of Trust Money......................................50

                                    ARTICLE V

                                    Remedies

SECTION 5.01.     Events of Default...............................................50
SECTION 5.02.     Acceleration of Maturity; Rescission and Annulment..............52
SECTION 5.03.     Collection of Indebtedness and Suits for Enforcement
                               by Trustee.........................................54
SECTION 5.04.     Trustee May File Proofs of Claim................................55
SECTION 5.05.     Trustee May Enforce Claims Without Possession of Notes..........56
SECTION 5.06.     Application of Money Collected..................................56
SECTION 5.07.     Limitation on Suits.............................................56
SECTION 5.08.     Unconditional Right of Holders to Receive Principal,
                               Premium and Interest...............................57
SECTION 5.09.     Restoration of Rights and Remedies..............................57
SECTION 5.10.     Rights and Remedies Cumulative..................................58
SECTION 5.11.     Delay or Omission Not Waiver....................................58
SECTION 5.12.     Control by Holders..............................................58
SECTION 5.13.     Waiver of Past Defaults.........................................59
SECTION 5.14.     Waiver of Stay or Extension Laws................................59

                                   ARTICLE VI

                                   The Trustee

SECTION 6.01.     Notice of Defaults..............................................59
SECTION 6.02.     Certain Rights of Trustee.......................................61
SECTION 6.03.     Trustee Not Responsible for Preamble or Issuance of Notes.......63
SECTION 6.04.     May Hold Notes..................................................63
SECTION 6.05.     Money Held in Trust.............................................63
SECTION 6.06.     Compensation and Reimbursement..................................64
SECTION 6.07.     Corporate Trustee Required; Eligibility;
                               Conflicting Interests..............................65
SECTION 6.08.     Resignation and Removal; Appointment of Successor...............65
SECTION 6.09.     Acceptance of Appointment by Successor..........................66

SECTION 6.10.     Merger, Conversion, Consolidation or Succession to Business....67

                                   ARTICLE VII

                Holders Lists and Reports by Trustee and Company

SECTION 7.01.     Disclosure of Names and Addresses of Holders...................68
SECTION 7.02.     Reports by Trustee.............................................68
SECTION 7.03.     Reports by Company.............................................68

                                  ARTICLE VIII

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 8.01.     Company May Consolidate, Etc., Only on Certain Terms...........69
SECTION 8.02.     Successor Substituted..........................................71
SECTION 8.03.     Notes To Be Secured in Certain Events..........................72

                                   ARTICLE IX

                             Supplemental Indentures

SECTION 9.01.     Supplemental Indentures Without Consent of Holders.............72
SECTION 9.02.     Supplemental Indentures with Consent of Holders................74
SECTION 9.03.     Execution of Supplemental Indentures...........................75
SECTION 9.04.     Effect of Supplemental Indentures..............................75
SECTION 9.05.     Conformity with Trust Indenture Act............................76
SECTION 9.06.     Reference in Notes to Supplemental Indentures..................76
SECTION 9.07.     Notice of Supplemental Indentures..............................76

                                    ARTICLE X

                                    Covenants

SECTION 10.01.    Payment of Principal, Premium, if any, and Interest............76
SECTION 10.02.    Maintenance of Office or Agency................................76
SECTION 10.03.    Money for Note Payments To Be Held in Trust....................77
SECTION 10.04.    Corporate Existence............................................79
SECTION 10.05.    Payment of Taxes and Other Claims..............................79

SECTION 10.06.    Maintenance of Properties.......................................79
SECTION 10.07.    Insurance.......................................................80
SECTION 10.08.    Statement by Officers as to Default.............................81
SECTION 10.09.    Provision of Financial Statements...............................82
SECTION 10.10.    Purchase of Notes upon Change in Control........................82
SECTION 10.11.    Limitation on Indebtedness......................................83
SECTION 10.12.    Limitation on Restricted Payments...............................84
SECTION 10.13.    Limitation on Issuances and Sales of Capital Stock of
                      Restricted Subsidiaries.....................................88
SECTION 10.14.    Limitation on Transactions with Affiliates......................88
SECTION 10.15.    Limitation on Liens.............................................89
SECTION 10.16.    Limitation on Sale of Assets....................................89
SECTION 10.17.    Limitation on Dividend and Other Payment
                      Restrictions Affecting Restricted Subsidiaries..............92
SECTION 10.18.    Waiver of Certain Covenants.....................................93
SECTION 10.19.    Required Stock Ownership........................................93
SECTION 10.20.    Further Assurances..............................................93
SECTION 10.21.    Limitation on Subsidiary Business Activities....................93
SECTION 10.22.    Limitation on Sale-Leaseback Transactions.......................93

                                   ARTICLE XI

                               Redemption of Notes

SECTION 11.01.    Right of Redemption.............................................94
SECTION 11.02.    Applicability of Article........................................95
SECTION 11.03.    Election to Redeem; Notice to Trustee...........................95
SECTION 11.04.    Selection by Trustee of Notes To Be Redeemed....................95
SECTION 11.05.    Notice of Redemption............................................96
SECTION 11.06.    Deposit of Redemption Price.....................................97
SECTION 11.07.    Notes Payable on Redemption Date................................97
SECTION 11.08.    Notes Redeemed in Part..........................................97

                                   ARTICLE XII

                        Security and Pledge of Collateral

SECTION 12.01.    Collateral Documents............................................98
SECTION 12.02.    Trustee May Perform.............................................98
SECTION 12.03.    Collateral Trust Arrangements...................................98
SECTION 12.04.    Certificates and Opinions.......................................99

                                                                               5

                                  ARTICLE XIII

                       Defeasance and Covenant Defeasance

SECTION 13.01.    Company's Option to Effect Defeasance or Covenant Defeasance....99
SECTION 13.02.    Defeasance and Discharge........................................99
SECTION 13.03.    Covenant Defeasance............................................100
SECTION 13.04.    Conditions to Defeasance or Covenant Defeasance................100
SECTION 13.05.    Deposited Money and U.S. Government Obligations To Be Held
                      in Trust: Other Miscellaneous Provisions...................103
SECTION 13.06.    Reinstatement..................................................104


Rule 144 A Appendix
     - Exhibit 1 - Form of Initial Note

Exhibit A - Form of Exchange Note

Exhibit B - Form of Trustee Certificate of Authentication

                         INDENTURE, dated as of May 15, 1999, between CD RADIO
                    INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1221 Avenue of the Americas, New York, NY 10020, and UNITED STATES TRUST COMPANY OF NEW YORK, a bank duly organized and existing under the laws of the State of New York, Trustee (herein called the "Trustee").

          The Company has duly authorized the creation of an issue of 14 1/2% Senior Secured Notes due 2009 (herein called the "Initial Notes") and, if and when issued pursuant to a registered exchange for Initial Notes, the 14 1/2% Senior Secured Notes due 2009 (herein called the "Exchange Notes", together with the Initial Notes, the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          The Notes have been issued as part of 200,000 Units, each unit consisting of $1,000 principal amount of Notes and three Warrants to purchase
3.65 shares of the Company's Common Stock (the "Warrants").

          The Company has determined to secure its obligations in respect of the Notes and duly authorized the execution and delivery of the Collateral Documents (as defined herein) to which it is a party.

          This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                        Definitions and Other Provisions
                             of General Application

          SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Acquired Indebtedness" means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition; provided that, for purposes of Section 10.11, such Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

          "Act", when used with respect to any Holder, has the meaning specified in Section 1.04.

          "Adjusted Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest four fiscal quarters for which consolidated financial statements of Company are available, taken as a whole. For purposes of calculating "Consolidated Operating Cash Flow" for any four fiscal quarter period for purposes of this definition,

          (1) all Restricted Subsidiaries of the Company on the date of the transaction giving rise to the need to calculate "Adjusted Consolidated Operating Cash Flow" (the "Transaction Date") shall be deemed to have been Restricted Subsidiaries at all times during such four fiscal quarter period and

          (2) any Unrestricted Subsidiary on the Transaction Date shall be deemed to have been an Unrestricted Subsidiary at all times during such four fiscal quarter period.

In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable four fiscal quarter period to, without duplication,

          (1) any Asset Sales or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or a Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such four fiscal quarter period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period and

          (2) any incurrence or repayment, retirement or permanent reduction of any Indebtedness of the Company or any Restricted Subsidiary during the Reference Period, as if such incurrence, repayment, retirement or reduction occurred on the first day of the Reference Period.

          "Affiliate" means, with respect to any specified Person, (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Voting Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Acquisition" means (1) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or (2) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any Person other than the Company or a Restricted Subsidiary in one transaction or a series of related transactions, of

          (1) any Capital Stock of any Restricted Subsidiary,

          (2) any material license or other authorization of the Company or any Restricted Subsidiary,

          (3) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company and the Restricted Subsidiaries or

          (4) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business.

For the purposes of this definition, the term "Asset Sale" shall not include

          (1) any disposition of properties and assets of the Company that is governed by the provisions of Article VIII,

          (2) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be,

          (3) sales of accounts receivable by the Company for cash in an amount at least equal to the fair market value of such accounts receivable,

          (4) for purposes of Section 10.16 any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $250,000 in any 12-month period and

          (5) sales of rights to the Company's transmissions outside the continental United States and outside the ordinary course of the Company's business if (a) after giving effect to such sale and for a six-month period thereafter, the Company and the Restricted Subsidiaries shall have no Indebtedness outstanding under any Bank Credit Agreement, (b) the consideration received by the Company for such sale is at least 80% cash or Cash Equivalents and (c) the proceeds of such sale are used by the Company for working capital or as provided Section 10.16(b)(1) or (2).

          "Attributable Indebtedness" means with respect to an operating lease included in any Sale and Leaseback Transaction at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

          "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

          "Bank Credit Agreement" means any one or more credit agreements (which may include or consist of revolving credit agreements or similar arrangements) between the Company or any Restricted Subsidiary and one or more banks or other financial institutions providing financing for the business of the Company and its Restricted Subsidiaries.

          "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar United States Federal or state law, or any similar law of any other jurisdiction, relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Bond Collateral" means (1) shares of Satellite CD Radio, Inc. or (2) any license owned by Satellite CD Radio, Inc. that is required to operate a CD Radio Business.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, rights in or other equivalents (however designated) of such Person's capital stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the Issue Date.

          "Capitalized Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a consolidated basis under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Cash Equivalents" means

          (1) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

          (2) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than $500,000,000;

          (3) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; and

          (4) any money market mutual fund organized under the laws of the United States or any state thereof whose assets consist solely of cash or the foregoing instruments.

          "CD Radio Assets" means all assets, rights, services and properties, whether tangible or intangible, used or intended for use in connection with a CD Radio Business, including satellites, terrestrial repeating stations, uplink facilities, musical libraries and other recorded programming, furniture, fixtures and equipment and telemetry, tracking, monitoring and control equipment.

          "CD Radio Business" means the business of transmitting digital radio programming throughout the United States by satellite to be received by paying subscribers, including any business in which the Company was engaged on the date of this Indenture, and any business reasonably related thereto.

          "Change of Control" means the occurrence of any of the following events:

          (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company;

          (2) the Company consolidates with, or merges with or into another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where

               (a) the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (i) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (ii) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and cash, securities and other property (other than Capital Stock of the Surviving Entity) in an amount that could be paid by the Company as a Restricted Payment as described under Section 10.12 and

               (b) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
          Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the surviving or transferee corporation;

          (3) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (4) the Company is liquidated or dissolved or a special resolution is passed by the shareholders of the Company approving the plan of liquidation or dissolution other than in a transaction which complies with the provisions of Article VIII.

          "Collateral Agent" means initially IBJ Whitehall Bank & Trust Company and thereafter any successor Collateral Agent that is a financial institution in the State of New York selected by the Trustee, acting as the agent and designee of the Trustee pursuant to the Intercreditor Agreement, that

          (a) is a financial intermediary (not a clearing corporation) within the meaning of Section 8-313(4) of the Uniform Commercial Code from time to time in effect in the State of New York carrying on business in the State of New York;

          (b) issues (or whose parent issues) commercial paper or certificates of deposit rated as described in clause (c) of the definition of Cash Equivalents;

          (c) has combined capital and surplus and undivided profits of not less than $50,000,000; and

          (d) enters into the Intercreditor Agreement.

          "Collateral Documents" means the Indenture, the Intercreditor Agreement, the Pledge Agreement and the Collateral Pledge Agreement.

          "Collateral Pledge Agreement" means the Collateral Pledge and Security Agreement dated as of May 15, 1999 between the Company and the Trustee, governing the disbursement of funds from the Pledge Account.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock or ordinary shares, whether outstanding at the date of this Indenture or thereafter issued, and includes all series and classes of such common stock or ordinary shares.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its Chief Executive Officer, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

          "Consolidated Income Tax Expense" means, with respect to any period, the provision for United States corporation, local, foreign and other income taxes of the

Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, without duplication, the sum of

          (1) the interest expense of the Company and the Restricted Subsidiaries for such period, including

               (a) amortization of original issue discount,

               (b) the net cost of Interest Rate Agreements (including amortization of discounts),

               (c) the interest portion of any deferred payment obligation,

               (d) accrued interest,

               (e) the consolidated amount of any interest capitalized by the Company and

               (f) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus

          (2) the interest component of Capitalized Lease Obligations of the Company and the Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued during such period, in each case as determined on a consolidated basis in accordance with GAAP, plus

          (3) cash and noncash dividends paid on Redeemable Capital Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and any Restricted Subsidiary), in each case as determined on a consolidated basis in accordance with GAAP minus

          (4) to the extent included in the calculation of interest expense, the amortization of underwriting discounts and commissions and fees related to the issuance of the Units and the Discount Notes;

provided, however, that the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or the floating rate.

          "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication,

          (1) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto),

          (2) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business,

          (3) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period,

          (4) net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination,

          (5) the net income of any Restricted Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders and

          (6) any non-cash items of the Company and any Restricted Subsidiary (including monetary corrections) increasing or decreasing Consolidated Net Income for such period (other than items that will result in the receipt or payment of cash).

          "Consolidated Net Worth" means, at any date, the stockholders' equity of the Company or any Surviving Entity less the amount of such stockholders' equity attributable to Redeemable Capital Stock or treasury stock of the Company, such Surviving Entity and any Restricted Subsidiary, as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by (in each case to the extent included in computing consolidated Net Income) the sum of

          (1) the Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries accrued according to GAAP for such period (other than taxes attributable to extraordinary, unusual or nonrecurring gains or losses);

          (2) Consolidated Interest Expense for such period;

          (3) depreciation of the Company and its Restricted Subsidiaries for such period; and

          (4) amortization of the Company and its Restricted Subsidiaries for such period, including amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered which office at the date of execution of this Indenture is located at 114 West 47th Street, New York, New York 10036, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

          "Cumulative Available Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on December 1, 1997 and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into by a Person that is designed to protect such Person against fluctuations in currency values.

          "Default" means any event that after notice or passage of time or both would be an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 3.07.

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Discount Notes Indenture" means the indenture dated as of November 26, 1997, between the Company and the trustee of the Discount Notes.

          "Discount Notes" means the Company's 15% Senior Secured Discount Notes due 2007.

          "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

          "Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act or any offering or placement of Qualified Capital Stock of the Company, in each case resulting in gross proceeds equal to or greater than $50 million.

          "Event of Default" has the meaning specified in Section 5.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the

United States, consistently applied, that were in effect on November 26, 1997.

          "guarantee" means, as applied to any obligation, (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including the payment of amounts drawn down by letters of credit.

          "Holder" or "Noteholder" means a Person in whose name a Note is registered in the Note Register.

          "Indebtedness" means, with respect to any Person, without duplication, whether recourse is to all or a portion of the assets of such Person and whether or not contingent,

          (1) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities (including outstanding disbursements) incurred in the ordinary course of business (whether or not evidenced by a note), but including all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities,

          (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

          (3) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business,

          (4) all Capitalized Lease Obligations of such Person,

          (5) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured),

          (6) all guarantees by such Person of Indebtedness referred to in this definition of any other Person,

          (7) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

          (8) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements and

          (9) all Attributable Indebtedness of such Person.

For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. For purposes of
Section 10.11 and Section 10.12 and the definitions of "Events of Default" and "Permitted Indebtedness", in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination for purposes of determining the amount that would be payable thereon in the event of the occurrence of an event of default (or similar) event under such Indebtedness, (y) the sum of the principal amount of any Indebtedness and the principal amount of any other Indebtedness to the extent incurred to refinance such

Indebtedness shall be reduced by an amount equal to the Fair Market Value, on the date of incurrence of such Indebtedness, of cash, Cash Equivalents or U.S. Government Obligations constituting the collateral securing such Indebtedness on a perfected basis, and dedicated for disbursement to the payment of principal of or interest on such Indebtedness and (z) effect shall be given to the impact of any Currency Agreement with respect to such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided, however, that for purposes of calculating the amount of Discount Notes outstanding at any date, the amount of Discount Notes shall be the accreted value thereof as of such date, unless cash interest has commenced to accrue pursuant to the terms of the Discount Notes and the Discount Notes Indenture, in which case the amount of such Discount Notes outstanding at such date shall be the aggregate principal amount thereof at Stated Maturity and provided further, however, that for purposes of calculating the amount of noninterest bearing or other discount security (other than the Discount Notes), such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the Person dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

          "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Intercreditor Agreement" means the agreement between the Trustee, the trustee for the Discount Notes and the Collateral Agent that provides for the holding of the Bond Collateral in accordance with the terms of the Indenture and the other Secured Debt.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Interest Rate Agreements" means any interest rate protection agreement and other types of interest rate hedging agreements or arrangements (including interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness.

          "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

          "Issue Date" means the date on which the Notes are originally issued.

          "LIBOR" means, on any date of determination, for purposes of calculating the effective annual interest rate on any Indebtedness referred to in clause (o) of the definition of Permitted Liens, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, as the rate for dollar deposits with a maturity comparable to such Indebtedness.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Loral Satellite Contract" means the Amended and Restated Contract No. SS/L-TP93002-01, dated as of June 30,

1998, between the Company and Space Systems/Loral, Inc., as amended, modified or supplemented from time to time.

          "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means,

          (1) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations or escrowed funds, but only when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of

               (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants, consultants and investment banks) related to such Asset Sale,

               (b) provisions for all taxes payable as a result of such Asset Sale,

               (c) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale or becomes due and payable as a result thereof,

               (d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

               (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and

          (2) with respect to any capital contribution or issuance or sale of Capital Stock as referred to under Section 10.12, the proceeds of such capital contribution, issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consulting, financial, advisory, underwriting and other fees and expenses actually incurred in connection with such capital contribution, issuance or sale and net of taxes paid or payable as a result thereof.

          "Notes" has the meaning stated in the preamble of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

          "Note Register" and "Note Registrar" have the respective meanings specified in Section 3.05.

          "Officers' Certificate" means a certificate signed by the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

          "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancelation;

          (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Notes, except to the extent provided in Sections 13.02 and 13.03, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article XIII; and

          (iv) Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

          "Pari Passu Indebtedness" means Indebtedness of the Company that is pari passu in right of payment to the Notes.

          "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

          "Permitted Holder" means Loral Space & Communications Ltd., and its successors.

          "Permitted Indebtedness" means any of the following:

          (a) Pari Passu Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with the then outstanding principal amount of (x) Pari Passu Indebtedness incurred pursuant to this clause (a), (y) the Notes and (z) any refinancing of such Pari Passu Indebtedness or the Notes pursuant to clause (k) below, does not exceed the sum of (1) $350 million and (2) an amount equal to 125% of Total Incremental Equity as of the date of such incurrence;

          (b) Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to the Tranche A Credit Facility in an amount which, after giving effect to the incurrence thereof, the aggregate principal amount of Indebtedness incurred under this clause (b) and any refinancings thereof pursuant to clause (k) below and then outstanding, does not exceed $115 million;

          (c) Indebtedness of the Company pursuant to the Notes or of any Restricted Subsidiary pursuant to a guarantee of the Notes;

          (d) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date, including amounts not yet advanced on the Issue Date but which the Company is entitled to defer or incur under the Loral Satellite Contract;

          (e) Indebtedness of the Company owing to any Restricted Subsidiary; provided that any Indebtedness of the Company owing to any such Restricted Subsidiary is subordinated in right of payment to the Notes from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another Restricted Subsidiary) shall be deemed to be an incurrence of such

     Indebtedness by the Company not permitted by this clause (e);

          (f) Indebtedness of a Restricted Subsidiary owing to the Company or to a Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (f);

          (g) obligations of the Company entered into in the ordinary course of business (i) pursuant to bona fide Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary, which obligations do not exceed the aggregate principal amount of such Indebtedness, and (ii) pursuant to bona fide Currency Agreements entered into by the Company or any of its Restricted Subsidiaries and designed to protect such Person against fluctuation in currency values in respect of its assets or obligations;

          (h) Capitalized Lease Obligations and Purchase Money Obligations of the Company, the aggregate value (in the case of Capitalized Lease Obligations) or principal amount (in the case of Purchase Money Obligations) of which (including any refinancings (as defined in clause (k) below) thereof) does not exceed $20 million at any one time outstanding;

          (i) unsecured Subordinated Indebtedness of the Company incurred to finance the operation of CD Radio Assets or the construction, expansion, development or acquisition of music libraries and other recorded music programming, furniture, fixtures and equipment if such Indebtedness has an Average Life longer than the Average Life of the Notes and has a final Stated Maturity of principal after the final Stated Maturity of principal of the Notes;

          (j) in addition to the items referred to in clauses (a) through (i) above, Indebtedness of the Company having an aggregate principal amount not to exceed $15 million at any time outstanding; and

          (k) Indebtedness of the Company or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing, refunding or extension of outstanding Indebtedness of the Company or any Restricted Subsidiary incurred or outstanding pursuant to clauses (a), (b), (c), (d),
     (h), and (i) of this definition or the proviso of Section 10.11; provided, however, that (i) Indebtedness of the Company may not be replaced, renewed, refinanced, refunded or extended to such extent under this clause (k) with Indebtedness of any Restricted Subsidiary and (ii) any such replacement, renewal, refinancing, refunding or extension (a) shall not result in a lower Average Life of such Indebtedness as compared with the Indebtedness being replaced, renewed, refinanced, refunded or extended, (b) shall not exceed the sum of the principal amount (or, (x) if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount or (y), in the case of Indebtedness the principal amount of which was calculated pursuant to clause (y) of the last paragraph of the definition of Indebtedness, the face amount of such Indebtedness) of the Indebtedness being replaced, renewed, refinanced, refunded or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing, refunding or extension and the reasonable fees and expenses incurred in connection therewith, and (c) in the case of any replacement, renewal, refinancing, refunding or extension by the Company of Pari Passu Indebtedness, the Notes or Subordinated Indebtedness, such new Indebtedness is made pari passu with or subordinate to the Notes, at least to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

          "Permitted Investments" means

          (1) Cash Equivalents;

          (2) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (3) loans and advances to employees made in the ordinary course of business;

          (4) Interest Rate Agreements and Currency Agreements;

          (5) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 10.16; provided, however, that the Company or the Restricted Subsidiaries, as the case may be, have received at least 80% of the aggregate consideration therefrom in cash or Cash Equivalents;

          (6) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

          (7) Investments in the Company or in any Restricted Subsidiary;

          (8) Investments in preferred stock of corporations (x) organized and validly existing under the laws of any state of the United States of America, (y) conducting business principally in the State of New York and
     (z) whose long term unsecured debt rating is rated one of the four highest rating categories by S&P, Moody's or another nationally recognized securities rating agency, in an aggregate amount not to exceed $35 million at any one time outstanding; and

          (9) Investments not otherwise permitted by the foregoing clauses (1) through (8) in an amount not to exceed $5.0 million at any one time outstanding.

          "Permitted Liens" means the following types of Liens:

          (a) Liens existing on the date of this Indenture;

          (b) Liens on Bond Collateral securing Pari Passu Indebtedness incurred pursuant to clause (a) of the definition of Permitted Indebtedness or any refinancing Indebtedness in respect thereof incurred pursuant to clause (k) of the definition of Permitted Indebtedness; provided, however, that such Lien shall be equal in priority to the Lien on the Bond Collateral securing the Notes;

          (c) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any other Restricted Subsidiary;

          (d) Liens securing the Notes;

          (e) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired indebtedness;

          (f) any interest or title of a lessor under any Capitalized Lease Obligation or any Purchase Money Obligation, in each case as permitted under clause (h) of the definition of "Permitted Indebtedness"; provided, however, that such interest or title shall not extend to any property or assets other than the assets that are the subject of such Capitalized Lease Obligation or Purchase Money Obligation;

          (g) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repair-men or other like Liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (h) Liens for taxes, assessments, government charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (i) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

          (j) easements, rights-of-way, encroachments and survey defects restrictions and other similar charges or encumbrances incurred in the ordinary course of business not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

          (k) Liens arising by reason of any judgment, decree or order of any court or arbitration proceeding so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (l) Liens securing obligations of the Company under Interest Rate Agreements or Currency Agreements or any collateral (other than Bond Collateral) for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

          (m) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (n) Liens securing reimbursement obligations of the Company or any Restricted Subsidiary with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof so long as such Liens do not extend to Bond Collateral;

          (o) Liens on the satellites of the Company which are not one of the first three satellites, or on contractual rights to acquire such satellites, securing Indebtedness of the Company; provided, however, that such Indebtedness shall not be secured by Bond Collateral; provided further, however, that such Lien on the satellites of the Company which are not one of the first three satellites, or on contractual rights to acquire such satellites, may only secure up to $110 million of such Indebtedness (plus the interest thereon and other amounts payable in respect thereof) and such Indebtedness (a) shall not have an effective annual interest rate greater than LIBOR + 600 basis points and (b) by its terms does not entitle the holders of such Indebtedness to receive Common Stock or warrants exercisable for Common Stock in an amount greater than 2.25% of the Company's outstanding Common Stock on a fully diluted basis (after giving pro forma effect to such offering of Common Stock or warrants exercisable for Common Stock) and, in the event that such Indebtedness is in an amount less than $110 million, the provisions of clause (b) of the immediately preceding proviso shall be pro rated accordingly;

          (p) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) and (c) through (o); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets;

          (q) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $5 million at any one time outstanding; and

          (r) Liens on cash, Cash Equivalents or U.S. Government Obligations securing Indebtedness up to the Fair Market Value, on the date of incurrence of such Indebtedness, of the cash, Cash Equivalents and U.S. Government Obligations constituting the collateral securing such Indebtedness on a perfected basis and dedicated for disbursement to the payment of principal and/or interest on such Indebtedness.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pledge Account" means an account established with the Trustee pursuant to the terms of the Collateral Pledge Agreement for the deposit of the Pledged Securities.

          "Pledge Agreement" means the Amended and Restated Pledge Agreement dated as of May 15, 1999, among the Company, as Pledgor, IBJ WHITEHALL BANK & TRUST COMPANY, as Collateral Agent, the Trustee and the trustee for the Discount Notes, as amended, modified or supplemented from time to time.

          "Pledged Securities" means the U.S. Government obligations (as defined in Section 13.04) purchased by the

Company with a portion of the net proceeds from the Units offering to be deposited in the Pledge Account.

          "Pledged Stock" means the capital stock of Satellite CD Radio, Inc., a Delaware corporation, that is pledged to secure the Notes.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including all classes and series of preferred or preference stock of such Person.

          "Purchase Money Obligations" means Indebtedness of the Company or any Restricted Subsidiary

          (1) issued to finance or refinance the purchase or construction of any assets of the Company or any Restricted Subsidiary,

          (2) issued to finance the construction of satellite dish antennas or radio adapters to receive the Company's services or

          (3) secured by a Lien on any assets of the Company or any Restricted Subsidiary where the lender's sole recourse is to the assets so encumbered,

(a) in the case of clauses (1) or (3) above, to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP and (b) in each case, if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

          "Qualified Capital Stock" of any person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

          "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided, however, that Redeemable Capital Stock shall not include any Common Stock the holder of which has a right to put to the Company upon certain terminations of employment; and provided further, however, that any class or series of Capital Stock that would not constitute Redeemable Capital Stock but for provisions thereof giving holders thereof the right to require the issuer of such Capital Stock to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final Stated Maturity of the Notes shall not constitute Redeemable Capital Stock if the "asset sale" or "change of control" provisions applicable to such class or series of Capital Stock are no more favorable to the holders of such Capital Stock in any material respect than the provisions of Section 10.10 and Section 10.16 and such class or series of Capital Stock specifically provides that the issuer of such Capital Stock will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be purchased pursuant to Section 10.10 and Section 10.16, as applicable.

          "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be. redeemed pursuant to this Indenture.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day or legal holiday), as the case may be, next preceding such Interest Payment Date.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Subsidiary" means a Subsidiary other than an Unrestricted Subsidiary.

          "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

          "Sale and Leaseback Transaction" means an arrangement by the Company or a Restricted Subsidiary with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or such Restricted Subsidiary of any property or asset of the Company or such Restricted Subsidiary which has been or is being sold or transferred by the Company or such Restricted Subsidiary not more than 270 days after the acquisition thereof to such lender or investor or any Affiliate thereof or to any Person to whom funds have been or are to be advanced by such lender or investor or any Affiliate thereof on the security of such property or asset.

          "Satellite Assets" means satellites, terrestrial repeating stations, uplink facilities and telemetry, tracking, monitoring and control equipment.

          "Secured Debt" means, as of any date, (i) the unpaid principal of, and any accrued interest and premium, if any, on any Indebtedness secured by a Lien permitted by clause (b) of the definition of Permitted Liens, and (ii) fees, expenses and charges (including indemnification obligations) due or owing to any Secured Party arising under this Agreement or any Collateral Document.

          "Secured Party" means holders of Indebtedness secured by a Lien permitted by clause (b) of the definition of Permitted Liens and the Trustee or any other obligee or indemnified party under any Collateral Document.

          "Securities Act" means the Securities Act of 1933.

          "Series C Preferred Stock" means the 10-1/2% Series C Convertible Preferred Stock of the Company.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

          "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company that is expressly subordinated in right of payment to the Notes.

          "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

          "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding as of the date of determination.

          "Total Incremental Equity" means, at any date of determination, the sum of, without duplication,

          (1) the aggregate cash proceeds received by the Company after the Issue Date from the issuance or sale of Qualified Capital Stock of the Company (excluding any proceeds received from the issuance of the Company's 9.2% Series B Junior Cumulative Convertible Preferred Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Qualified Capital Stock of the Company) to any Person other than a Subsidiary; plus

          (2) an amount equal to the sum of

               (a) the net reduction in Investments in any Person (other than Permitted Investments) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any

          Restricted Subsidiary after the Issue Date from such Person and

               (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

     provided, however, that in the case of (a) or (b) above the foregoing sum shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (3) below, minus

          (3) the aggregate amount of all Restricted Payments declared or made on or after the Issue Date and minus

          (4) the aggregate amount paid pursuant to clauses (1), (2), (3), (4),
     (6) and (8) of the second paragraph of Section 10.12.

          "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

          "Tranche A Credit Facility" means the term loan facility under the Credit Agreement, dated as of June 30, 1998, among the Company, Bank of America National Trust and Savings Association ("Bank of America") and other financial institutions from time to time parties thereto and Bank of America, as administrative agent, as the same may be amended, modified or supplemented from time to time.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unit" means $1,000 aggregate principal amount of the Notes and three warrants to purchase Common Stock.

          "Unrestricted Subsidiary" means

          (1) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and

          (2) any subsidiary of an Unrestricted Subsidiary;

provided, however, that in no event shall any Person that is a Restricted Subsidiary on the Issue Date become an Unrestricted Subsidiary. The Board of Directors may designate any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary so long as

          (1) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary,

          (2) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity,

          (3) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and

          (4) neither the Company nor any Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Stock or other equity interests in such Subsidiary or (b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and the Company could incur $1.00 of additional Indebtedness

(other than Permitted Indebtedness) pursuant to Section 10.11.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock" means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          SECTION 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.08(a)) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

          (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention of Corporate Trust Administration, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

          SECTION 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

          SECTION 1.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 1.08. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 1.09. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.10. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Notes Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.11. Governing Law. This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 1.12. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, to the next Business Day.

                                   ARTICLE II

                                   Note Forms

          SECTION 2.01. Form of Note and Trustee's Certificate of Authentication. Provisions relating to the Initial Notes and the Exchange Notes are set forth in the Rule 144A Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in the Appendix or in Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

                                   ARTICLE III

                                    The Notes

          SECTION 3.01. Title and Terms. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $200,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.06, 10.10, 10.16 or 11.08.

          The Notes shall be known and designated as the "14-1/2% Senior
Secured Notes due 2009" of the Company. Their Stated Maturity shall be May 15 , 2009, and they shall bear interest at the rate of 14-1/2% per annum from May 18, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on November 15, 1999 and semiannually thereafter on May 15 and November 15 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for. Interest on any overdue principal amount shall be payable on demand.

          The principal of (premium, if any, on) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that at the option of the Company interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

          The Notes shall be redeemable as provided in Article XI.

          SECTION 3.02. Denominations. The Notes shall be issuable only in registered form without coupons and only denominations of $1,000 and any integral multiple thereof.

          SECTION 3.03. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chairman, its Chief Executive Officer, its President or a Vice President, and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company, pursuant to Article VIII, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 3.03 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

          SECTION 3.04. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancelation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 3.05. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

          Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.06, 10.10, 10.16 or 11.08 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 11.04 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section 3.06 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 3.07. Payment of Interest; Interest Rights Preserved. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02; provided, however, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to
Section 3.08, to the address of such Person as it appears in the Note Register or (ii) transfer to an account located in the United States maintained by the payee.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders in the manner provided for in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 3.08. Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 3.09. Cancelation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.09, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that canceled Notes be returned to it.

          SECTION 3.10. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 3.11. CUSIP Number. The Company, in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Securities and of any change in the CUSIP number.

                                   ARTICLE IV

                           Satisfaction and Discharge

          SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1) either

               (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in

          Section 10.03) have been delivered to the Trustee for cancellation; or

               (b) all Notes not theretofore delivered to the Trustee for cancelation

                    (i) have become due and payable,

                    (ii) will become due and payable at their Stated Maturity
               within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancelation, for the aggregate principal amount of, premium, if any, and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable under this Indenture, the Notes and the Collateral Documents by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.06 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (1) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

          SECTION 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of

Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the aggregate principal amount of, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                    ARTICLE V

                                    Remedies

          SECTION 5.01. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) as to any Interest Payment Date occurring on or prior to May 15, 2002, default in the payment of any interest on any Note when it becomes due and payable; and as to any Interest Payment Date thereafter, any default in the payment of interest on any Note and continuance of such default for a period of 30 days;

          (2) default in the payment of the principal of or premium, if any, on any Note at its Maturity;

          (3) default in the performance, or breach, of the provisions of
     Article VIII, the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 10.10 or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of
     Section 10.16;

          (4) default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in this Indenture), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the

     Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (5) any provision of the Collateral Documents shall cease, for any reason, to be in full force and effect in any material respect, or the Company shall so assert in writing; or the Trustee or the Collateral Agent, as the case may be, shall cease to have a first priority perfected security interest in the Pledged Stock or the Pledged Securities or the Pledge Account, as the case may be, for the benefit of the Trustee and the Holders (other than by reason of the release of any such security interest in accordance with the Collateral Documents), or any representation, warranty or certification of the Company made in or pursuant to the Collateral Documents shall be false in any material respect as of the date when made;

          (6) (A) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Subsidiary aggregating $10.0 million or more, when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or any Subsidiary aggregating $10.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the Stated Maturity thereof;

          (7) one or more final judgments, orders, or decrees of any court or regulatory agency shall be rendered against the Company or any Subsidiary or their respective properties for the payment of money, either individually or in an aggregate amount in excess of $10.0 million and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, was not in effect;

          (8) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any Bankruptcy Law or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (9) the institution by the Company or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law or any other applicable Federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

          SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 5.01(8) or (9)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee upon the written request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on all of the Outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default specified in Section 5.01(8) or (9) occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this
Article V, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if,

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay,

               (i) all overdue interest on all Outstanding Notes,

               (ii) all unpaid principal of and premium, if any, on any Outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

               (iii) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Notes, and

               (iv) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (b) all Events of Default, other than the non- payment of amounts of principal of, premium, if any, or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 5.01(5) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

          SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

          (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes or against the Collateral and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 5.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section
     6.06;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto.

          The Trustee may fix a record date and a payment date for any payments to be made to Holders pursuant to this Section 5.06. At least 15 days before such record date, the Company shall direct the Trustee to mail to each Holder a notice that states the record date, the payment date and the amount to be paid.

          SECTION 5.07. Limitation on Suits. No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article XIII) and in such Note of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 5.12. Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with any provisions of this Indenture or the Collateral Documents,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

          SECTION 5.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any past defaults under this Indenture and their consequences, except a default

          (1) in respect of the payment of the principal of (or premium, if any) or interest on any Note, or

          (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 5.14. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                   The Trustee

          SECTION 6.01. Notice of Defaults. (a) Within 30 days after the Trustee receives notice of the occurrence of any Default or an Event of Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 5.01(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part or manifest error, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinion which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved form liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or a affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

          (i) The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or the existence of any Change of Control or Asset Sale unless either (i) a Trust Officer shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof from the Company or any Holder.

          SECTION 6.02. Certain Rights of Trustee. Subject to the provisions of TIA Sections 315(a) through 315(d):

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate or Opinion of Counsel and shall not be liable for any action it takes or omits to take in reliance in good faith on such Officers' Certificate or Opinion of Counsel;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the other Collateral Documents at the request or direction of any of the Holders pursuant to this Indenture or the other Collateral Documents, unless such Holders shall have offered to the Trustee security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction reasonably satisfactory to the Trustee;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (9) the permissive right of the Trustee to act hereunder will not be construed as a duty.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 6.03. Trustee Not Responsible for Preamble or Issuance of Notes. The preamble contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          SECTION 6.04. May Hold Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 3.10(b) and 3.11, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

          SECTION 6.05. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 6.06. Compensation and Reimbursement. The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section 6.06 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(7) or (8), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          The provisions of this Section 6.06 shall survive the termination of this Indenture.

          SECTION 6.07. Corporate Trustee Required; Eligibility; Conflicting Interests. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

          SECTION 6.08. Resignation and Removal; Appointment of Successor.
(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.09.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.09 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          (d) If at any time:

          (1) the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 6.07 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 6.09. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

          SECTION 6.10. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                   ARTICLE VII

                Holders Lists and Reports by Trustee and Company

          SECTION 7.01. Disclosure of Names and Addresses of Holders. Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA
Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 7.02. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA
Section 313(a).

          SECTION 7.03. Reports by Company. The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 7.03 as may be required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE VIII

              Consolidation, Merger, Conveyance, Transfer or Lease

          SECTION 8.01. Company May Consolidate, Etc., Only on Certain Terms. The Company will not in a single transaction or a series of related transactions consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction, or series of transactions, if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or Persons, unless:

          (i) either

               (a) the Company shall be the surviving corporation or

               (b) the Person (if other than the Company) formed by such consolidation or into which the Company or the Company and its Restricted Subsidiaries is merged or the Person which acquires by sale, conveyance, transfer, lease or other disposition, all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, as the case may be, (the "Surviving Entity")

                    (1) shall be a corporation organized and validly existing
               under the laws of the United States of America, any state thereof or the District of Columbia and

                    (2) shall expressly assume, by an indenture supplemental to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligations for the due and punctual payment of the principal of (or premium, if any, on) and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been incurred of the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the latest four fiscal quarters for which consolidated financial statements of the Company are available prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions, including the incurrence and repayment of any Indebtedness incident to such transaction, being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the proviso to Section 10.11; provided, however, that this clause
     (iii) shall not apply to a consolidation, merger or sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries if

               (a) all Liens and Indebtedness of the Company or the Surviving Entity, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if incurred at such time, have been permitted to be incurred (and all such Liens and Indebtedness, other than the Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been incurred at such time) for all purposes of this Indenture and

               (b) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

          (iv) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 10.15 are complied with; and

          (v) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and such supplemental indenture comply with this
     Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with.

          SECTION 8.02. Successor Substituted. Upon any consolidation of the Company with or merger of the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.01), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Notes and may be dissolved and liquidated.

          SECTION 8.03. Notes To Be Secured in Certain Events. If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any conveyance, lease or transfer of the property of the Company substantially as an entirety to any other Person, any property or assets of the Company would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 10.15 without equally and ratably securing the Notes, the Company, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such property or assets, secure the Notes Outstanding (together with, if the Company shall so determine, any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Notes) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or will cause such Notes to be so secured; provided that, for the purpose of providing such equal and ratable security, the principal amount of the Notes shall mean that amount which would at the time of making such effective provision be due and payable pursuant to Section 5.02 upon a declaration of acceleration of the Maturity thereof, and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said amount changes over time as provided in Section 5.02.

                                   ARTICLE IX

                             Supplemental Indentures

          SECTION 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor obligor of the covenants of the Company contained in this Indenture, in the Collateral Documents and in the Notes in accordance with Section 8.01;

          (2) to add to the covenants of the Company or any obligor upon the Notes for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any other obligor upon the Notes for the benefit of the Holders, as applicable, in this Indenture or in the Notes;

          (3) to add any additional Events of Default;

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.09;

          (5) to cure any ambiguity, to correct or supplement any provision herein or in the Collateral Documents or the Notes which may be inconsistent with any other provision herein or in the Collateral Documents or the Notes, or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided that such action shall not adversely affect the interests of the Holders in any material respect;

          (6) to secure the Notes pursuant to the requirements of Section 8.03 or otherwise;

          (7) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

          (8) to add a guarantor of the securities under this Indenture;

          (9) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise; or

          (10) to convey, transfer, assign, mortgage or pledge to the Trustee or the Custodian Agent as security for the Notes and the other Secured Debt any property or assets.

          The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (i) change the Stated Maturity of the principal of or any installment of interest on any Note, or reduce the principal amount thereof (or premium, if any) or the rate of interest thereon or any premium payable upon the redemption thereof or reduce the amount of the principal of the Notes that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (ii) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify any of the provisions of this Article IX, Article V or
     Section 10.18, except to increase any such percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

          (iv) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or an Excess Proceeds Offer in connection with any Asset Sale or modify any of the provisions or definitions with respect thereto; or

          (v) make any change in any of the provisions relating to the Collateral Documents not authorized by Article XII that materially adversely affects the Holders.

          It shall not be necessary for any Act of Holders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of

Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

          SECTION 9.07. Notice of Supplemental Indentures. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.01 or Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

                                    ARTICLE X

                                    Covenants

          SECTION 10.01. Payment of Principal, Premium, if any, and Interest. The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 10.02. Maintenance of Office or Agency. The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 10.03. Money for Note Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the

Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 10.04. Corporate Existence. Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 10.05. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 10.06. Maintenance of Properties. The Company will cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 10.06 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 10.07. Insurance. (a) The Company shall maintain launch insurance with respect to each satellite launch covering the period from the launch to 180 days following the launch of each satellite in an amount equal to or greater than the sum of (i) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as the satellite to be replaced, (ii) the cost to launch a replacement satellite pursuant to the contract whereby a replacement satellite will be launched and
(iii) the cost of launch insurance for such replacement or, in the event that the Company has reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, the Company's best estimate of the cost of such comparable insurance. Notwithstanding the foregoing, the Company shall not be obligated to maintain insurance pursuant to this paragraph (a) with respect to (i) the launch of its first satellite and
(ii) any subsequent launch not preceded by a launch failure or failure of any satellite within 180 days from the date of its launch; provided, however, that the Company's spare satellite shall be under construction in accordance with the terms of the Loral Satellite Contract or the Company shall have otherwise obtained a spare satellite.

          (b) The Company shall maintain full in-orbit insurance with respect to each satellite it or a Restricted Subsidiary owns and launches in an amount at least equal to (i) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as the satellite to be replaced, (ii) the cost to launch a replacement satellite pursuant to the contract pursuant to which a replacement satellite will be launched and (iii) the cost of launch insurance for such replacement or, in the event that the Company has reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, the Company's best estimate of the cost of such comparable insurance. The in-orbit insurance required by this paragraph shall provide that if 50% or more of a satellite's capacity is lost, the full amount of insurance shall become due and payable, and that if a satellite is able to maintain more than 50% but less that 100% of its capacity, a portion of such insurance will become due and payable.

          (c) In the event that the Company receives proceeds from insurance relating to any satellite, the Company is entitled to use all or a portion of such proceeds to repay any vendor or third-party purchase money financing pertaining to such satellite that is required to be repaid by reason of the loss giving rise to such insurance proceeds. The Company shall use the remainder of such proceeds to develop and construct a replacement satellite; provided that
(i) such replacement satellite is of comparable or superior technological capability as compared with the satellite being replaced and has at least as much transmission capacity as the satellite being replaced (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution); (ii) the Company will have sufficient funds (together with the proceeds of any business interruption insurance) to service the Company's projected debt service requirements until the scheduled launch of the Company's spare satellite and for one year thereafter and to develop and construct such replacement satellite; and (iii) that the Company's spare satellite is scheduled to be launched within 12 months of the receipt of such proceeds. Any such proceeds not used as permitted by this paragraph shall constitute "Excess Proceeds" for purposes of Section 10.16.

          SECTION 10.08. Statement by Officers as to Default. (a) The Company shall deliver to the Trustee, within 60 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each fiscal year), a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 10.08(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in an aggregate principal amount of less than $1,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

          SECTION 10.09. Provision of Financial Statements and Reports. (a) The Company shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act.

          (b) The Company shall also (i) file with the Trustee, and provide to each holder of Notes, without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and
(ii) if the filing of such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective holder of Notes promptly upon written request.

          SECTION 10.10. Purchase of Notes upon Change in Control. (a) If a Change of Control shall occur at any time, then each Holder shall have the right to require that the Company purchase such Holder's Notes in whole or in part in integral multiples of $1,000 principal amount, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes as of the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer"), in accordance with the procedures set forth in paragraphs (b) and (c) of this
Section 10.10.

          (b) Within 15 days following any Change of Control, the Company shall notify the Trustee thereof and give to each Holder of the Notes in the manner provided in Section 1.06 a notice stating:

          (1) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Purchase Price;

          (2) the circumstances and relevant facts regarding such Change in Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change in Control);

          (3) the Change of Control Purchase Price and the Change of Control Purchase Date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations;

          (4) that any Notes not tendered will continue to accrue interest;

          (5) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

          (6) the instructions a Holder must follow in order to have its Notes repurchased in accordance with paragraph (b) of this Section 10.10.

          The Company shall have no obligation to purchase any Notes in a Change of Control Offer if no Notes are tendered by the Holders thereof.

          (c) Holders electing to have Notes purchased will be required to surrender such Notes to the Company at the address specified in the notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          SECTION 10.11. Limitation on Indebtedness. The Company shall not, and shall not permit any Restricted Subsidiary to, create, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to the payment of, or otherwise incur (collectively, to "incur"), any Indebtedness, except for Permitted

Indebtedness; provided, however, that (i) the Company shall be permitted to incur Indebtedness and (ii) a Restricted Subsidiary shall be permitted to incur Acquired Indebtedness, if, in either case, after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the ratio of (x) Total Consolidated Indebtedness to (y) Adjusted Consolidated Operating Cash Flow for the latest four fiscal quarters for which consolidated financial statements of the Company are available preceding the date of such incurrence, taken as a whole, would be greater than zero and less than or equal to 4.0 to 1.0.

          SECTION 10.12. Limitation on Restricted Payments. (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company (other than any such Capital Stock owned by the Company or a Restricted Subsidiary) or any affiliate of the Company (other than any Restricted Subsidiary); (iii) the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value of, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Restricted Subsidiary); or (iv) the making of any Investment (other than a Permitted Investment) in any Person (such payments or other actions described in (but not excluded from) clauses (i) through (iv) are collectively referred to as "Restricted Payments"), unless, in each case:

          (A) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

          (B) immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) under the proviso of Section 10.11; and

          (C) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after November 26, 1997, would not exceed an amount equal to the sum of (a) the difference between (x) the Cumulative Available Cash Flow determined at the time of such Restricted Payment and (y) 150% of the cumulative Consolidated Interest Expense of the Company determined for the period commencing on November 26, 1997 and ending on the last day of the latest fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment plus (b) the aggregate Net Cash Proceeds received by the Company from the issue or sale (other than to any Restricted Subsidiary) of Qualified Capital Stock of the Company after January 1, 1998, plus (c) the aggregate Net Cash Proceeds received after November 26, 1997, by the Company from the issuance or sale (other than to any Restricted Subsidiary) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange, plus (d) to the extent not otherwise included in the Consolidated Operating Cash Flow of the Company, an amount equal to the sum of (1) the net reduction in Investments in any Person (other than the Permitted Investments) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary after November 26, 1997, from such Person and (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that in the case of (1) or (2) above the foregoing sum shall not exceed the aggregate amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, minus (e) the sum of 80% of the outstanding principal amount of the Notes and all Indebtedness incurred pursuant to clause (a)(2) of the definition of Permitted Indebtedness.

For purposes of determining the amount expended for Restricted Payments, property other than cash shall be valued at its Fair Market Value.

          (b) The provisions of this Section 10.11(a) shall not prohibit, so long as, with respect to clauses (ii) through (viii) below, no Default or Event of Default shall have occurred and be continuing,

          (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if at such date of declaration such payment complied with the provisions of this Indenture, and such payment will be deemed to have been paid on the date of declaration for purposes of the calculation in the foregoing paragraph;

          (ii) the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company;

          (iii) the purchase, redemption, retirement, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for, or out of the Net Cash Proceeds of a substantially concurrent issue or sale (other than to a Restricted Subsidiary) of, Qualified Capital Stock of the Company;

          (iv) the purchase of (A) any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, in the event of a Change of Control in accordance with provisions similar to
     Section 10.10 or (B) any Preferred Stock at a purchase price not greater than 101% of the liquidation preference thereof, together with accrued dividends, if any, in the event of a Change of Control in accordance with provisions similar to Section 10.10; provided, however, that, in each case, prior to such purchase the Company has made the Change of Control Offer as provided in Section 10.10 with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

          (v) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary) of, new Subordinated Indebtedness so long as

               (A) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing,

               (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and

               (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the Stated Maturity of principal of the Notes;

          (vi) the purchase of any Subordinated Indebtedness at a purchase price not greater than 100% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, following an Asset Sale in accordance with provisions similar to Section 10.16; provided, however, that prior to making any such purchase the Company has made the Excess Proceeds Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Excess Proceeds Offer; (vii) the payment of cash dividends on outstanding shares of Series C Preferred Stock of the Company out of the Net Cash Proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Common Stock of the Company; and
     (viii) any other Restricted Payments in an aggregate amount not to exceed $15.0 million.

          In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (ii), (iii), (iv), (vi), (vii) and (viii) above shall be included as Restricted Payments.

          SECTION 10.13. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Company (a) shall not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Restricted Subsidiary) and (b) shall not permit any Person (other than the Company or a Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this covenant shall not prohibit (i) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary in compliance with the other provisions of this Indenture or (ii) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

          SECTION 10.14. Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution, than those that could have been obtained in an arm's-length transaction with unrelated third parties who are not Affiliates,
(ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $2,500,000, the Company shall have delivered an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or the Company has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction or series of related transactions is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view and (iii) with respect to any transaction or series of related transactions including aggregate consideration in excess of $10,000,000, or in the event no members of the

Board of Directors of the Company are Disinterested Directors with respect to any transaction or series of transactions included in clause (ii), the Company shall obtain an opinion from a nationally recognized investment banking firm as described above; provided, however, that this Section 10.14 will not restrict
(1) any transaction by the Company or any Restricted Subsidiary with an Affiliate directly related to the purchase, sale or distribution of products in the ordinary course of business consistent with industry practice, (2) the Company from paying reasonable and customary regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary, (3) the payment of compensation (including stock options and other incentive compensation) to officers and other employees the terms of which are approved by the Board of Directors, (4) the Company or any Restricted Subsidiary from making any Restricted Payment in compliance with Section 10.12 (including pursuant to paragraph (b) thereof), (5) transactions between the Company and Batchelder & Partners Inc. pursuant to agreements in effect on November 26, 1997; provided that the Company shall not, and shall not permit any Restricted Subsidiary to amend, modify or in any way alter, other than an extension of the term thereof, the terms of any such agreement in a manner materially adverse to the holders of the Notes, (6) transactions among the Company and its Restricted Subsidiaries, (7) amendments to the Loral Satellite Contract; provided, however, that the Company will not amend, modify or in any way alter the terms of such agreement in a manner materially adverse to the holders of the Notes.

          SECTION 10.15. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Notes are equally and ratably secured.

          SECTION 10.16. Limitation on Sale of Assets. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the Fair Market Value of the shares or assets sold (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 80% cash or Cash Equivalents.

          (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company shall be entitled to use the Net Cash Proceeds thereof within 12 months after the later of such Asset Sale or the receipt of such Net Cash Proceeds (i) to permanently repay or prepay any then outstanding Pari Passu Indebtedness, (ii) to invest in any one or more businesses, capital expenditures or other tangible assets of the Company or any Restricted Subsidiary, in each case, engaged, used or useful in the CD Radio Business (or enter into a legally binding agreement to do so within six months); or (iii) to invest in properties or assets that replace the properties and assets that are the subject to such Asset Sale (or enter into a legally binding agreement to do so within six months). If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, apply or invest such Net Cash Proceeds as provided in clause (i), (ii) or (iii) (without regard to the parenthetical contained in clause (ii) or (iii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds".

          (c) When the aggregate amount of Excess Proceeds exceeds $10,000,000 the Company shall (i) comply with the provisions of Section 1016(c) of the Discount Notes Indenture that require the Company to make an offer to purchase Discount Notes, if applicable, and (ii) within 30 business days after the completion of such offer, or if such provisions are not applicable, within 30 days after the time Excess Proceeds exceed $10,000,000, make an offer to purchase (an "Excess Proceeds Offer") from all holders of Notes and, if the Company so elects, from Holders of Pari Passu Indebtedness, on a pro rata basis, in accordance with the procedures set forth below, the maximum principal amount (expressed as a multiple of $1,000) of Notes and, if applicable, such Pari Passu Indebtedness that may be purchased with the Excess Proceeds. In the case of other Pari Passu Indebtedness that is issued at a discount to its face amount, the requirement that Notes and other Pari Passu Indebtedness be purchased on a "pro rata basis" means that the amount of such other Pari Passu Indebtedness to be purchased will be based on the amount to which the Pari Passu Indebtedness has accreted in value for purposes of determining the amount that would be payable thereon in the event of the occurrence of an event of default (or similar event) under such other Pari Passu Indebtedness. The offer price as to each Note and such other Pari Passu Indebtedness shall be payable in cash in an amount equal to 100% of the accreted value, as the case may be, of such Note or other Pari Passu Indebtedness (without premium) as of the date of purchase plus accrued interest, if any (the "Offered Price"), to the date such Excess Proceeds Offer is consummated (the "Offer Date"). To the extent that the aggregate principal amount, or accreted value, as the case may be, of Notes and such other Pari Passu Indebtedness tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds relating thereto, the Company may use such additional Excess Proceeds for general corporate purposes or to fund an offer to redeem any outstanding Subordinated Indebtedness in accordance with provisions similar to this Section 10.16. If the aggregate principal amount of Notes and such other Pari Passu Indebtedness validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes and such other Pari Passu Indebtedness to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero.

          (d) If the Company becomes obligated to make an Excess Proceeds Offer pursuant to clause (c) above, the Notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act or any other applicable securities laws or regulations, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Offered Price of all Notes and such other Pari Passu Indebtedness tendered.

          (e) The Company shall comply to the extent applicable with the requirements of the tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with an Excess Proceeds Offer.

          SECTION 10.17. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make Investments in the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any agreement in effect on the Issue Date,
(ii) applicable law or judicial or regulatory action, (iii) customary nonassignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and the Subsidiaries of such Person, (v) any mortgage or other Lien on real property acquired or improved by the Company or any Restricted Subsidiary after the date of this Indenture that prohibit transfers of the type described in (d) above with respect to such real property, (vi) any encumbrance or restriction contained in contracts for sales of assets permitted by Section 10.16 with respect to the assets to be sold pursuant to such contract; (vii) any such customary encumbrance or restriction contained in a security document creating a Permitted Lien to the extent relating to the property or asset subject to such Permitted Lien; (viii) any agreement or other instrument governing any Pari Passu Indebtedness if such encumbrance or restriction applies only (x) to amounts which at any point in time (other than during such periods as are described in clause (y)) (1) exceed amounts due and payable (or which are to become due and payable within 30 days) in respect of the Notes or this Indenture for interest, premium and principal (after giving effect to any realization by the Company under any applicable Currency Agreement), or (2) if paid, would result in an event described in the following clause (y) of this sentence, or (y) during the pendency of any event that causes, permits or, after notice or lapse of time, would cause or permit the holder(s) of the

Indebtedness governed by such agreement or instrument to declare any such Indebtedness to be immediately due and payable or require cash collateralization or cash cover for such Indebtedness for so long as such cash collateralization or cash cover has not been provided; or (ix) the refinancing of Indebtedness incurred under the agreements described in clause (v) above, so long as such encumbrances or restrictions are no less favorable in any material respect to the Company or any Restricted Subsidiary than those contained in the respective agreement as in effect on the Issue Date.

          SECTION 10.18. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 8.03, Sections 10.07 or 10.09 through 10.17, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

          SECTION 10.19. Required Stock Ownership. The Company will at all times be the legal and beneficial owner of the Pledged Stock and will not sell, transfer or otherwise dispose of any Capital Stock of Satellite CD Radio, Inc.

          SECTION 10.20. Further Assurances. The Company will promptly execute and deliver such additional instruments and do such further acts as in the opinion of the Trustee may be reasonably necessary or proper to carry out the purposes of this Indenture and the Collateral Documents.

          SECTION 10.21. Limitation on Subsidiary Business Activities. Satellite CD Radio, Inc., shall not engage in any trade or business other than holding an FCC license to build, launch and operate a national satellite radio broadcast system.

          SECTION 10.22. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets sold or transferred.

          The foregoing restriction does not apply to any sale-leaseback transaction if (a) the lease is for a period, including renewal rights, of not in excess of three years;(b) the transaction is solely between the Company and any Restricted Subsidiary or solely between Restricted Subsidiaries; (c) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with paragraph (b) of Section 10.16.

          SECTION 10.23. Pledge Account. (a) Upon the closing of the offering of the Securities by the Company, the Company shall purchase, and deposit in the Pledge Account for the benefit of Holders and owners of beneficial ownership interests in the Notes, Pledged Securities in an amount which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, will result in the receipt of United States dollars in immediately available funds in amounts and at times sufficient to provide for payment in full when due of the six regularly scheduled interest payments due on the Notes from November 15, 1999 through May 15, 2002 upon receipt of scheduled principal and interest payments on the Pledged Securities.

          (b) The Company hereby agrees that all of its rights and obligations with respect to the Pledged Securities shall be as set forth in the Collateral Pledge Agreement.

                                   ARTICLE XI

                               Redemption of Notes

          SECTION 11.01. Right of Redemption. The Notes may be redeemed, at the election of the Company, as a whole or from time to time in part, at any time on or after May 15, 2004, subject to the conditions and at the

Redemption Prices specified in the form of Note, together with accrued interest to the Redemption Date.

          In addition, at any time or from time to time prior to May 15, 2002, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the net proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount on the redemption date) of 114.5% plus accrued interest to the redemption date; provided, however, that immediately after giving effect to such redemption, at least 65% of the original aggregate principal amount of the Notes remains outstanding; provided further, however, that notice of such redemption shall be given within 60 days of the closing of such Equity Offering.

          SECTION 11.02. Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this
Article XI.

          SECTION 11.03. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes pursuant to Section 11.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 11.04.

          SECTION 11.04. Selection by Trustee of Notes To Be Redeemed. If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee by such method as the Trustee shall deem fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

          SECTION 11.05. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 1.06 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

          All notices of redemption shall state:

          (1) the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 11.07, if any;

          (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amount) of the particular Notes to be redeemed;

          (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

          (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 11.07) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date; and

          (6) the name and address of the Paying Agent where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any.

          (7) that Notes call for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

          (8) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

          (9) the paragraph of the Notes pursuant to which the Notes are to be redeemed.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          SECTION 11.06. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

          SECTION 11.07. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to accrue interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

          SECTION 11.08. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article XI) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered.

                                   ARTICLE XII

                        Security and Pledge of Collateral

          SECTION 12.01. Collateral Documents. Each Holder of a Note, by its acceptance thereof, (i) consents and agrees to the terms of the Collateral Documents, (ii) authorizes and ratifies the entering into by the Trustee and the Collateral Agent of each of the Collateral Documents to which they are a party and (iii) authorizes and directs the Trustee and the Collateral Agent to perform their respective obligations and exercise their rights thereunder in accordance therewith.

          SECTION 12.02. Trustee May Perform. If the Company fails to perform any agreement contained in this Article XII, the Trustee may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company under Section 6.06.

          SECTION 12.03. Collateral Trust Arrangements. (a) The Trustee shall, upon request of the Company and upon receipt of the Opinion of Counsel and Officer's Certificate described in paragraph (c) of this Section 12.03 (i) amend, revise and supplement the Pledge Agreement to assign and pledge to the Collateral Agent for the benefit of the Holders of the Notes the holders of the Discount Notes and the equal and ratable benefit of the Secured Parties a security interest in the Bond Collateral and (ii) enter into an amended Intercreditor Agreement that provides for the enforcement of the payment of Indebtedness under this Indenture equally and ratably with all other Secured Debt.

          (b) Upon any such assignment or pledge pursuant to paragraph (a) above, the Bond Collateral shall be held in trust under and subject to the terms and conditions of the Collateral Documents and the amended Intercreditor Agreement for the benefit of the Secured Parties and for the enforcement of the payment of Indebtedness under this

Indenture equally and ratably with all other Secured Debt and for the performance of and compliance with the covenants and conditions of this Indenture and the other Collateral Documents. It is intended that this Indenture and the other Collateral Documents shall be construed and enforced to give effect to such intention.

          (c) Prior to giving effect to any assignment or pledge of the Bond Collateral to the Collateral Agent as set forth in Section 12.03(a), the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer's Certificate as to the validity and perfection of a first-priority lien on the Bond Collateral for the equal and ratable benefit of the Secured Parties.

          SECTION 12.04. Certificates and Opinions. The Company shall comply with (a) TIAss.314(b), relating to Opinions of Counsel regarding the Lien of this Indenture and (b) TIAss.314(d), relating to, among other matters, the release of Bond Collateral from the Lien of this Indenture and Officers' Certificates or other documents regarding fair value of the Bond Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA ss.314(d) may be executed and delivered by an Officer of the Company to the extent permitted by TIA'SS'314(d).

                                  ARTICLE XIII

                       Defeasance and Covenant Defeasance

          SECTION 13.01. Company's Option to Effect Defeasance or Covenant Defeasance. The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 13.02 or Section 13.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article XIII.

          SECTION 13.02. Defeasance and Discharge. Upon the Company's exercise under Section 13.01 of the option applicable to this Section 13.02, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 13.04 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes, this Indenture and the Collateral Pledge Agreement insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section
13.04 and as more fully set forth in Section 13.04, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article XIII. Subject to compliance with this Article XIII, the Company may exercise its option at any time under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Notes.

          SECTION 13.03. Covenant Defeasance. Upon the Company's exercise under
Section 13.01 of the option applicable to this Section 13.03, the Company shall be released from its obligations under any covenant contained in Section 8.03 and in Sections 10.07 through 10.17 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          SECTION 13.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 13.02 or Section 13.03 to the Outstanding
Notes:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this
     Article XIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, or a nationally recognized investment banking firm, expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, at the principal of (and premium, if any) and interest on the Outstanding Notes at their Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 11.03 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article XI hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (8) and (9) of Section 5.01 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (4) In the case of an election under Section 13.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since May 13, 1999, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (5) In the case of an election under Section 13.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (6) In the case of an election under Section 13.02 or Section 13.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that after the 91st day following the deposit or after the date such opinion is delivered, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

          (7) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of hindering, delaying or defrauding creditors of the Company.

          (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section
     13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

          SECTION 13.05. Deposited Money and U.S. Government Obligations To Be Held in Trust: Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.05, the "Trustee") pursuant to Section 13.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

          Anything in this Article XIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants, or a nationally recognized investment banking firm, expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article XIII.

          SECTION 13.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 13.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.05; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                    CD RADIO INC.,

                                    by /s/ Patrick L. Donnelly
                                       --------------------------------
                                       Name:Patrick L. Donnelly
                                       Title:Executive Vice
                                         President & General
                                         Counsel


                                     UNITED STATES TRUST COMPANY OF
                                     NEW YORK,


                                     by /s/ Patricia Gallagher
                                       --------------------------------
                                       Name:Patricia Callagher
                                       Title:Assistant Vice
                                         President

                                                              RULE 144A/APPENDIX

                    FOR OFFERINGS TO QUALIFIED INSTITUTIONAL
                       BUYERS PURSUANT TO RULE 144A AND TO
                      INSTITUTIONAL "ACCREDITED INVESTORS"
                (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7)).

                      PROVISIONS RELATING TO INITIAL NOTES
                               AND EXCHANGE NOTES

        1. Definitions

        1.1  Definitions

        For the purposes of this Appendix the following terms shall have the meanings indicated below:

               "Definitive Note" means a certificated Initial Note bearing the restricted securities legend set forth in Section 2.3(d) and which is held by an IAI in accordance with Section 2.1(c).

               "Depository" means The Depository Trust Company, its nominees and their respective successors.

               "Exchange Notes" means the 14-1/2% Senior Secured Notes due 2009 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

               "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchasers" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers, Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities LLC and U.S. Bancorp Libra.

               "Initial Notes" means the 14-1/2% Senior Secured Notes due 2009, issued under this Indenture on or about the date hereof.

                  "Notes" means the Initial Notes and the Exchange Notes, treated as a single class.

               "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

               "Purchase Agreement" means the Purchase Agreement dated May 13, 1999, between the Company and the Initial Purchasers.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated May 13, 1999, among the Company and the Initial Purchasers.

               "Securities Act" means the Securities Act of 1933.

               "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Notes, pursuant to the Registration Rights Agreement.

               "Transfer Restricted Notes" means Definitive Notes and Notes that bear or are required to bear the legend set forth in Section 2.3(d)hereto.

               Capitalized terms used herein without definition are used herein as defined in the Indenture dated as of May 15, 1999 to which this Appendix is attached.

        1.2  Other Definitions

                                                                      Defined in
               Term                                                    Section:
               ----                                                   ----------
"Agent Members"..........................................................2.1(b)
"Global Note"............................................................2.1(a)
"Rule 144A"..............................................................2.1(a)

        2.   The Notes.

        2.1  Form and Dating.

               The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

               (a) Global Notes. Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global notes legend and restricted notes legend set forth in Exhibit 1 hereto (each, a "Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

               (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

               The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

               Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

               (c) Certificated Notes. Except as provided in this Section 2.1 or
Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes. Purchasers of Initial Notes who are IAIs and are not QIBs will receive Definitive Notes; provided, however, that upon transfer of such Definitive Notes to a QIB, such Definitive Notes will, unless the Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 2.3.

        2.2 Authentication. The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of $200,000,000 14-1/2% Senior Secured Notes due 2009 and (2) Exchange Notes for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a Company Order. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Trustee with a request:

               (x) to register the transfer of such Definitive Notes; or

               (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Trustee shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

               (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                      (A) if such Definitive Notes are being delivered to the
               Trustee by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Note); or

                      (B) if such Definitive Notes are being transferred to any
               of the Globalstar Parties, a certification to that effect (in the form set forth on the reverse of the Note); or

                      (C) if such Definitive Notes are being transferred (w)
               pursuant to an exemption from registration in accordance with Rule 144; or (x) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company or Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

               (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

               (i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is being transferred (A) to a QIB in accordance with Rule 144A, or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

            (ii) written instructions directing the Trustee to make an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Securities represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate aggregate principal amount.

               (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Trustee a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Trustee shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

               (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               (iii) In the event that a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.4 hereof or Section
        3.04 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A and such other procedures as may from time to time be adopted by the Company.

               (d) Legend.

               (i) Except as permitted by the following para graphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

               "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED,

               SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW.

               "EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
               SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER ("RULE 144A"). BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR AN INSTITUTIONAL "ACCREDITED INVESTOR" AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

               "FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $843.09 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $156.91, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS MAY 18, 1999. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMIANNUALLY) IS 17.99%."

               (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

                      (A) in the case of any Transfer Restricted Note that is a
               Definitive Note, the Trustee shall permit the Holder thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

                      (B) in the case of any Transfer Restricted Note that is
               represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

               (iii) After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all require ments pertaining to legends on such Initial Note will cease to apply, the requirements requiring any such Initial
        Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note without legends will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder's certificated Initial Note or directions to transfer such Holder's interest in the Global Note, as applicable.

               (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will cease to apply and certificated Initial Notes with the restricted notes legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

               (e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated or Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated or Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee, to reflect such reduction.

               (f) No Obligation of the Trustee.

               (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        2.4  Certificated Notes.

               (a) A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to

Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

               (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Initial Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(d), bear the restricted notes legend set forth in Exhibit 1 hereto.

               (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

               (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

                                                            [Draft--May 5, 1999]

                                                                       EXHIBIT 1
                                                                              to
                                                              RULE 144A APPENDIX


                         [FORM OF FACE OF INITIAL NOTE]

                              [Global Notes Legend]

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Notes Legend]

               THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW.

"EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER ("RULE 144A"). BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR AN INSTITUTIONAL "ACCREDITED INVESTOR" AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT

WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

               FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $843.09 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $156.91, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS MAY 18, 1999. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMIANNUALLY) IS 17.99%.

CUSIP No.
No.                                                    $

                     14-1/2% Senior Secured Notes Due 2009


               CD RADIO INC., a Delaware corporation, promises to pay to Merrill Lynch, Pierce, Fenner & Smith Incorporated, or registered assigns, the principal sum of $1,000,000 Dollars on May 15, 2009.

               Interest Payment Dates: May 15 and November 15.

               Record Dates: May 1 and November 1.

               Additional provisions of this Note are set forth on the other side of this Note.

Dated:

                                              CD RADIO INC.,

                                              by

                                              -----------------------
                                              Name:
                                              Title:

Attested by:

-----------------------------
Patrick L. Donnelly
Executive Vice President,
General Counsel and Secretary

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

  by

    -----------------------------
         Authorized Signatory

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

                      14-1/2% Senior Secured Note due 2009

1. Interest.

               CD RADIO INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.50% per annum with respect to the first 90-day period following any such Registration Default. The amount of the additional interest will increase by an additional one-half of one percent (0.50%) to a maximum of one and one-half percent (1.50%) per annum for each subsequent 90-day period until such Registration Default has been cured. The Company will pay interest semiannually on May 15 and November 15 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 18, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment.

               The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof;

provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar.

               Initially, United States Trust Company of New York, a New York banking corporation ("Trustee"), will act as paying agent and registrar. The Company may appoint and change any paying agent, registrar or co-registrar without notice. The Company or any of its domestically incorporated wholly owned subsidiaries may act as paying agent, registrar or co-registrar.

4. Indenture.

               The Company issued the Notes under an Indenture dated as of May 15, 1999 ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 'SS''SS' 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

               The Notes are secured obligations of the Company. The Initial Notes issued on the Issue Date and all Exchange Notes issued in exchange therefore will be treated as a single class for all purposes under the Indenture. The Indenture limits, among other things, (i) the incurrence of additional debt by the Company and its subsidiaries, (ii) the payment of dividends on capital stock of the Company and the purchase, redemption or retirement of capital stock or subordinated indebtedness, (iii) the creation of certain liens, (iv) certain transaction with affiliates, (v) sales of assets, including capital stock of subsidiaries, (vi) sale and leaseback transactions,
(vii) restrict dividend or other payments to the Company, (viii) the issuance and sale of shares in restricted subsidiaries, and (ix) certain consolidations, mergers and transfers of assets. The Indenture also prohibits certain restrictions on distributions from subsidiaries. All of those limitations and prohibitions, however, are subject to a number of important qualifications contained in the Indenture.

5. Optional Redemption.

               Except as set forth in the next paragraph, the Notes may not be redeemed prior to May 15, 2004. On and after that date, the Company may redeem the Notes in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

               if redeemed during the 12-month period beginning May 15,

                            Period                             Percentage
                            ------                             ----------
               2004...........................................  107.250%
               2005...........................................  104.833%
               2006...........................................  102.417%
               2007 and thereafter............................  100.000%

         In addition, at any time prior to May 15, 2002, the Company may redeem up to 35% of the aggregate principal amount of Notes with the proceeds of an Equity Offering, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount) of 114.50%, plus accrued interest to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that immediately after giving effect to such redemption, at least 65% of the original aggregate principal amount of the Notes outstanding; provided further, however, that notice of such redemption shall be given within 60 days of the closing of such Equity Offering.

6. Notice of Redemption.

               Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7. Security.

               The Notes will be secured by a first priority perfected security interest in all the issued and outstanding common stock of Satellite CD Radio, Inc., the Company's wholly owned subsidiary, on an equal basis with holders of the Discount Notes pursuant to the Pledge Agreement.

               Further, as set forth in the Indenture, a portion of the net proceeds of the Units offering will be used to purchase the Pledged Securities in such amount as will be sufficient, upon receipt of scheduled interest on and principal payments of such securities, to provide for payment in full of the first six scheduled interest payments due on the Notes. The Pledged Securities will be pledged by the Company to the Trustee for the benefit of the holders of the Notes pursuant to the Collateral Pledge Agreement and will be held by the Trustee in the Pledge Account.

8. Put Provisions.

               Upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Denominations; Transfer; Exchange.

               The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10. Persons Deemed Owners.

               The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money.

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance.

               Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Waiver.

               Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Collateral Documents or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article VIII of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

14. Defaults and Remedies.

               Under the Indenture, Events of Default include (i) as to any interest payment date occurring on or prior to May 15, 2002, default in the payment of interest on the Notes when it becomes due and payable; and as to any interest payment date thereafter, default for 30 days in payment of interest on the Notes; (ii) default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon acceleration or otherwise, or failure by the Company to redeem or purchase Notes when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10.0 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

               Securityholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company.

               Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others.

               A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Securityholder waives and releases all such liability. The waiver and release are part of the considera tion for the issue of the Notes.

17. Authentication.

               This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations.

               Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers.

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Holders' Compliance with Registration Rights Agreement.

               Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21. Governing Law.

               THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

               The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

               CD Radio Inc.
               1221 Avenue of the Americas
               New York, NY  10020

               Attention of Patrick L. Donnelly, Esq.

________________________________________________________________________________

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

        (Print or type assignee's name, address and zip code)

        (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Note on
the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ________________ Your Signature:__________________________________________

________________________________________________________________________________

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

        (1)    [ ]    to the Company; or

        (2)    [ ]    pursuant to an effective registration statement
                      under the Securities Act of 1933; or

        (3)    [ ]    inside the United States to a "qualified institutional
                      buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

        (4)    [ ]    outside the United States in an offshore transaction
                      within the meaning of Regulation S under the Securities
                      Act in compliance with Rule 904 under the Securities Act of 1933; or

        (5)    [ ]    pursuant to another available exemption from registration
                      provided by Rule 144 under the Securities Act of 1933.

        Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
        (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                            ________________________
                                                    Signature

Signature Guarantee:

____________________________                __________________________
Signature must be guaranteed                        Signature

________________________________________________________________________________


              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

               The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________                     ______________________________
                                            NOTICE: To be executed by
                                                    an executive officer

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

               The following increases or decreases in this Global Note have been made:

DATE OF        AMOUNT OF DECREASE    AMOUNT OF INCREASE    PRINCIPAL AMOUNT OF   SIGNATURE OF
EXCHANGE       IN PRINCIPAL          IN PRINCIPAL AMOUNT   THIS GLOBAL NOTE      AUTHORIZED OFFICER
               AMOUNT OF THIS        OF THIS GLOBAL NOTE   FOLLOWING SUCH        OF TRUSTEE OR NOTES
               GLOBAL NOTE                                 DECREASE OR           CUSTODIAN
                                                           INCREASE)


                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Note purchased by the Company pursuant to Section 10.10 or 10.16 of the Indenture, check the box:

                                       [ ]

               If you want to elect to have only part of this Note purchased by the Company pursuant to Section 10.10 or 10.16 of the Indenture, state the amount in principal amount: $

Date: _______________               Your Signature: ____________________________
                                                    (Sign exactly as your name
                                                    appears on the other side of
                                                    this Note.)

Signature Guarantee: _______________________________________
                          (Signature must be guaranteed)

                                                                       EXHIBIT A

                         [FORM OF FACE OF EXCHANGE NOTE]

[(*)]


No.1                                                       $

                      14-1/2% Senior Secured Notes Due 2009

CD RADIO INC., a Delaware corporation, promises to pay to             , or
registered assigns, the principal sum of          Dollars on May 15, 2009.
                       .

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

                                  CD RADIO INC.

                                     by ________________________
                                        Name:
                                        Title:

Attested by:

_____________________________
Patrick L. Donnelly
Executive Vice President,
General Counsel and Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

  by_______________________________
    Authorized Signatory

___________________

(*) [If the Note is to be issued in global form add the Global Notes Legend from
Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".]

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                      14-1/2% Senior Secured Note due 2009

1. Interest.

               CD RADIO INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.50% per annum with respect to the first 90-day period following any such Registration Default. (***). The amount of the additional interest will increase by an additional one-half of one percent (0.50%) to a maximum of one and one-half percent (1.50%) per annum for each subsequent 90- day period until such Registration Default has been cured. The Company will pay interest semiannually on May 15 and November 15 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 18, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.




___________________

(***) Insert if at the time of issuance of the Exchange Note neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Rights Agreement.

2. Method of Payment.

               The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the paying agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

3. Paying Agent and Registrar.

               Initially, United States Trust Company of New York, a New York banking corporation ("Trustee"), will act as paying agent and registrar. The Company may appoint and change any paying agent, registrar or co-registrar without notice. The Company or any of its domestically incorporated wholly owned subsidiaries may act as paying agent, registrar or co-registrar.

4. Indenture.

               The Company issued the Notes under an Indenture dated as of May 15, 1999 ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 'SS''SS' 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

               The Notes are secured obligations of the Company. The Initial Notes issued on the Issue Date, and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture limits, among other things, (i) the incurrence of additional debt by the Company and its subsidiaries, (ii) the payment of dividends on capital stock of the Company and the purchase, redemption or retirement of capital stock or subordinated indebtedness, (iii) the creation of certain liens,
(iv) certain transactions with affiliates, (v) sales of assets, including capital stock of subsidiaries, (vi) sale and leaseback transactions, (vii) restrict dividend or other payments to the company, (viii) the issuance and sale of shares in restricted subsidiaries, and (ix) certain consolidations, mergers and transfers of assets. The Indenture also prohibits certain restrictions on distributions from subsidiaries. All of these limitations and prohibitions, however, are subject to a number of important qualifications contained in the Indenture.

5. Optional Redemption.

               Except as set forth in the next paragraph, the Notes may not be redeemed prior to May 15, 2004. On and after that date, the Company may redeem the Notes in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

               if redeemed during the 12-month period beginning May 15,

                            Period                             Percentage
                            ------                             ----------
               2004...........................................  107.250%
               2005...........................................  104.833%
               2006...........................................  102.417%
               2007 and thereafter............................  100.000%


         In addition, at any time prior to May 15, 2002, the Company may redeem up to 35% of the aggregate principal amount of Notes with the proceeds of an Equity Offering, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount) of 114.50%, plus accrued interest to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that immediately after giving effect to such redemption, at least 65% of the original aggregate principal amount of the Notes outstanding; provided further, however, that notice of such redemption shall be given within 60 days of the closing of such Equity Offering.

6. Notice of Redemption.

               Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7. Security.

               The Notes will be secured by a first priority perfected security interest in all the issued and outstanding common stock of Satellite CD Radio Inc., the Company's wholly owned subsidiary, on an equal basis with holders of the Discount Notes pursuant to the Pledge Agreement.

               Further, as set forth in the Indenture, a portion of the net proceeds of the Units offering will be used to purchase the Pledged Securities in such amount as will be sufficient, upon receipt of scheduled interest on and principal payments of such securities, to provide for payment in full of the first six scheduled interest payments due on the Notes. The Pledged Securities will be pledged by the Company to the Trustee for the benefit of the holders of the Notes pursuant to the Collateral Pledge Agreement and will be held by the Trustee in the Pledge Account.

8. Put Provisions.

               Upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Denominations; Transfer; Exchange.

               The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10. Persons Deemed Owners.

               The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money.

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance.

               Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Waiver.

               Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Collateral Documents or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with

Article VIII of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

14. Defaults and Remedies.

               Under the Indenture, Events of Default include (i) as to any interest payment date occurring on or prior to May 15, 2002, default in the payment of interest on the Notes when it becomes due and payable; and as to any interest payment date thereafter, default for 30 days in payment of interest on the Notes; (ii) default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon acceleration or otherwise, or failure by the Company to redeem or purchase Notes when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10.0 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

               Securityholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company.

               Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others.

               A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Securityholder waives and releases all such liability. The waiver and release are part of the considera tion for the issue of the Notes.

17. Authentication.

               This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations.

               Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP NUMBERS.

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Holders' Compliance with Registration Rights Agreement.

               Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21. Governing Law.

               THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

               The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

               CD Radio Inc.
               1221 Avenue of the Americas
               New York, NY  10020

               Attention of Patrick L. Donnelly, Esq.

________________________________________________________________________________

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

        (Print or type assignee's name, address and zip code)

        (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                       agent to transfer this Note on the
books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ________________ Your Signature:__________________________________________

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Note purchased by the Company pursuant to Section 10.10 or 10.16 of the Indenture, check the box:

                                       [ ]

               If you want to elect to have only part of this Note purchased by the Company pursuant to Section 10.10 or 10.16 of the Indenture, state the amount:

$


Date: __________________ Your Signature: _______________________________________
                                         (Sign exactly as your name  appears
                                         on the other side of the Note)

Signature Guarantee:____________________________________________________________
                    (Signature must be guaranteed by a
                    member firm of the New York Stock
                    Exchange or a commercial bank or trust company)

                                                                       EXHIBIT B

                     UNITED STATES TRUST COMPANY OF NEW YORK
                              114 West 47th Street
                               New York, NY 10036

                                                                    May 18, 1999

CD Radio Inc.
1221 Avenue of the Americas
New York, NY  10020

               Re: AUTHENTICATION AND DELIVERY OF 14-1/2% SENIOR
                   SECURED NOTES DUE 2009

Ladies and Gentlemen:

        In accordance with the written order dated May 18, 1999, of CD Radio Inc., (the "Company"), and pursuant to Section 2.2 of the Rule 144A Appendix to the Indenture dated as of May 15, 1999, between the Company and the undersigned, as Trustee, relating to $200,000,000 principal amount of the Company's 14-1/2% Senior Secured Notes due 2009 (the "Notes"), we deliver to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities LLC and U.S. Bancorp Libra (collectively, the "Initial Purchasers"), an aggregate of $200,000,000 principal amount of the Notes, all duly authenticated and represented by the certificate numbers and registered in the names and for the principal amounts set forth on Schedule A hereto. At the Initial Purchasers' direction we are holding Certificate No.QIB-1 (CUSIP No. 125127AC4) as custodian for The Depository Trust Company.

                                                  Very truly yours,

                                                  UNITED STATES TRUST COMPANY OF
                                                  NEW YORK,
                                                  as trustee

                                                  by____________________________
                                                    Name:
                                                    Title: